EXHIBIT  23.1
CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

                             PURITZ & WEINTRAUB, LLP
                           Certified Public Accountant
                         2237 North Commerce Parkway #3
                              Weston, Florida 33326
                                 (954) 370-2727
                               FAX: (954) 370-2776



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board  of  Directors
Bactrol  Technologies,  Inc.
1109 North 21st Avenue, Suite 120
Hollywood,  Florida  22020



     We consent to the incorporation by reference of our audit report dated February 25, 2001, on the financial statements of Bactrol Technologies, Inc. as of December 31, 2000 and December 31, 1999 and the period then ended in the Form S-8, which audit report and financial statements appear on pages F1 through F8 in Bactrol Technologies, Inc.'s Annual Report on Form 10KSB for the year ended December 31, 2000.



/s/  Puritz & Weintraub, LLP
----------------------------
Puritz  &  Weintraub,  LLP
Weston,  Florida

February  2,  2001.


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